EXHIBIT 2.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this "Agreement"), dated as of March 7, 2011, is by and among Kupper Parker Communications, Inc., a New York corporation ("KPCG"), Principal Solar, a Texas corporation ("PSI''), the shareholders of PSI identified on Annex A hereto (the "Shareholders" ) and Pegasus Funds LLC, as the sole shareholder of KPCG Preferred Stock as defined herein ("Pegasus")   Each of the parties to this Agreement is individually referred to herein as a "Party" and collectively, as the "Parties."  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Article VIII herein.

WHEREAS, PSI has Ten Million Four Hundred Thirty Thousand Seven Hundred Thirty Four (10,430,734) shares of common stock ($0.0001 par value)  (the "PSI Shares") issued and outstanding, all of which are held by the Shareholders and the Shareholder is the record and beneficial owner of the PSI Shares set forth opposite the Shareholder's name on Annex A hereto;

WHERAS, the Shareholders have agreed to transfer all of their PSI Shares in exchange for 10,430,734 newly issued shares of KPCG Common Stock, ($.01 par value), as set forth on Annex A hereto , constituting approximately 82.% of the post-merger, fully diluted issued and outstanding capital stock of KPCG and together with the Two Million One Hundred Thirty Eight Thousand Six Hundred Seventeen (2,138,617) shares of KPCG Common Stock to be issued to Pegasus Funds LLC in.exchange for the two (2) shares of Series A Super Voting Preferred Stock ($1.00 par value) held by Pegasus, as provided for herein, (collectively "New Shares"). The New Shares plus the existing post-reverse split public float ("Legacy Shares") equals 12,720,051 and will constitute 100% of the post merger fully diluted Common Stock of KPCG.

WHEREAS, the  issuance  of  the  New  Shares  is  intended  to  constitute  a  tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

WHEREAS, the Board of Directors of KPCG and the Board of Directors of PSI have each determined that it is desirable to effect the share exchange contemplated herein.

NOW,  THEREFORE, in  consideration  of  the  foregoing  and the  respective representations, warranties, covenants and agreements set forth  herein, and intending to  be legally bound hereby, the Parties agree as follows:

ARTICLE I
Exchange of Shares

1.1.     Share Exchange.   At the Closing, the Shareholder shall sell, transfer, convey, assign and deliver to :KPcG its PSI Shares free and clear of all Liens, in exchange for Ten Million Four Hundred Thirty Thousand Seven Hundred Thirty Four, (10,430,734) shares of KPCG Common Stock listed on Annex A opposite such Shareholder's name which, upon conversion will represent eighty two percent (82%) of the issued and outstanding stock of the corporation. As set forth in Annex B, Pegasus Funds LLC shall have the right to designate the 2,138,617 shares of KPCG Common Stock issuable upon conversion of its Series A Super

Voting Preferred Stock to Pegasus Funds LLC and/or its designated affiliates (the "Permitted Assignees"), upon execution and delivery by each Permitted Assignee of an assignment in the form of Annex C hereto. Furthermore the Parties agree and acknowledge that, excepting stock grants in the normal course of business including employees and directors, any post-Closing transactions involving KPCG, its successors, affiliates, and/or subsidiaries that impose or create dilution to the equity interests of any of the Parties to this Transaction, be shared pari pasu by all Parties to this Transaction and be structured in such a way as to create no dilution for one Party relative to another Party.

1.2.     Closing.  The closing (the "Closing") of the transactions contemplated herewith (the "Transactions") shall take place at the offices of Pegasus Funds, LLC in Dallas, Texas, commencing 9:00a.m. local time on the day of the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions (other than conditions with respect to actions that the respective parties will take at Closing) or such other date and time as the Parties may mutually determine (the "Closing Date").

ARTICLE II
Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to KPCG as follows:

2.1.      Good Title.   The Shareholder is the record and beneficial owner, and has good title to its PSI Shares, with the right and authority to sell/exchange and deliver such PSI Shares. Upon delivery at the Closing of the assignment in the form of Annex D hereto, representing the same as herein contemplated and/or upon registering of KPCG as the new owner of such PSI Shares, KPCG will receive good title to the PSI Shares, free and clear of all Liens.

2.2.     Organization.   The Shareholder is duly organized and validly existing in its jurisdiction of organization.

2.3.     Power  and  Authority.    The  Shareholder  has  the  legal  power,  capacity  and authority to execute and deliver this Agreement and each Transaction Document to be delivered by it hereunder and to perform its obligations hereunder and thereunder, and to consummate the Transactions.  All acts required to be taken by the Shareholder to enter into this Agreement, to deliver each Transaction Document to which it is a party and to carry out the Transactions have been properly taken.   This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof.

2.4.     No Conflicts.  The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or Governmental Entity under any Laws; (ii) will not vio ate any Laws applicable to the Shareholder; and (iii) will not violate or breach any contractual obligation to which the Shareholder is a party.

2.5.     Litigation.  There is no pending proceeding against the Shareholder that involves the New Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Shareholder, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

2.6.     Purchase Entirely for Own Account.   The Shareholder is acquiring the KPCG Common Stock to be acquired hereunder, for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the KPCG Common Stock, except as set forth herein or otherwise in compliance with applicable securities laws.   Notwithstanding the foregoing, the Parties hereby acknowledge that, either simultaneously with the Transactions or immediately after the Closing, the KPCG Common Stock shall be converted into shares of common stock and such shares of common stock shall, as applicable, be distributed by the Shareholder to its shareholders.

2.7.     Available Information.  The Shareholder has such knowledge and experience in financial and business' matters that it is capable of evaluating the merits and risks of holding KPCG Common Stock.

2.8.     Restricted Securities. The Shareholder understands that the New Shares have not been registered under the Securities Act and are therefore characterized as "restricted securities" under the Securities Act.  The issuance of the New Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The Shareholder further acknowledges that if the New Shares are issued to the Shareholder in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.9.      Legends.  The Shareholder hereby agrees with KPCG that the KPCG Common Stock will bear the following legend or one that is substantially similar to the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

ARTICLE III
Representations and Warranties of PSI

PSI hereby represents and warrants to KPCG as follows:

3.1.      Organization, Standing and Power.  PSI is duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on PSI, a material adverse effect on the ability of PSI to perform its obligations under this Agreement or on the ability of PSI to consummate the Transactions (a "PSI Material Adverse Effect").   PSI is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a PSI Material Adverse Effect.  PSI has delivered to KPCG true and complete copies of the PSI Charter and PSI Bylaws as amended through the date of this Agreement.

3.2.      Equity Interests. PSI does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any entity or person.

3.3.     Capital Structure. The authorized equity capital ofPSI  consists ofthe  PSI Shares, all of which are owned by the Shareholder identified on Annex A.  Except as set forth above and herein, no equity securities or other voting securities of PSI are issued, reserved for issuance or outstanding.  All outstanding equity interests of PSI are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision ofthe  applicable laws of its jurisdiction of formation, the PSI Charter or PSI Bylaws or any Contract to which PSI is a party or otherwise bound.  There are no bonds, debentures, notes or other indebtedness of PSI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of PSI Shares may vote ("Voting PSI Debt").  There are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which PSI is a party or by which it is bound (i) obligating PSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, PSI or any Voting PSI Debt, (ii) obligating PSI to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of PSI. There are not any outstanding contractual obligations of PSI to repurchase, redeem or otherwise acquire any shares of capital stock of PSI.

3.4.      Authority; Execution and Delivery; Enforceability.  PSI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by PSI of this Agreement and the consummation by PSI of the Transactions  have  been  duly  authorized  and  approved  by the directors  of PSI,  and  no  other corporate proceedings on the part of PSI are necessary to authorize this Agreement and the Transactions.   When executed and delivered, this Agreement  will be enforceable  against PSI in accordance with its terms.

3.5.      No Conflicts; Consents.

(a)       The  execution   and  delivery   by  PSI  of  this  Agreement   does  not,  and  the consummation  of the Transactions  and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination,  cancellation  or acceleration  of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any ofthe properties or assets of PSI  under, any provision  of (i) the  PSI Charter  or PSI  Bylaws,  (ii) any material  Contract  to which PSI is a party or to which any of its  properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 3.5(b), any material judgment, order or decree or material Law applicable to PSI or its  properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a PSI Material Adverse Effect.

(b)      No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to PSI in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

3.6.      Litigation.   There is no Action against or affecting  PSI or any of its properties which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the New Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate,  have  or reasonably  be expected  to result in a PSI  Material  Adverse  Effect. Neither PSI, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim ofbreach of fiduciary duty.

3.7       Compliance with Applicable Laws.  PSI has conducted its business and operations in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a PSI Material Adverse Effect.   PSI has not received any written communication  from a Governmental  Entity that alleges that PSI is not in compliance in any material respect with any applicable Law.

3.8.     Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission m connection with the Transactions based upon arrangements made by or on behalf of PSI.

3.9.      Liabilities.    PSI does not have any material liabilities or obligations, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to March 1, 2011 which, individually and in the aggregate, would not be reasonably expected to result in a PSI Material Adverse Effect.

ARTICLE IV
Representations and Warranties of KPCG

KPCG represents and warrants as follows to the Shareholder and PSI.

4.1.         Organization, Standing and Power.  KPCG is duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on KPCG, a material adverse effect on the ability ofKPCG to perform its obligations under this Agreement or on the ability of KPCG to consummate the Transactions (a "KPCG Material Adverse Effect").   KPCG is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a KPCG Material Adverse Effect.  KPCG has delivered to PSI true and complete copies of the KPCG Charter and the KPCG Bylaws.

4.2.         Equity Interests.  KPCG does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any entity or person.

4.3.        Capital Structure. The authorized capital stock ofKPCG consists of _30,000,000 shares of Common Stock $.01 par value, ("KPCG Common Stock") and 1,000,000 shares of Preferred Stock $1.00 par value (KPCG Preferred Stock") Amendments to KPCG's Articles Of Incorporation will be filed concurrent with the Closing, to reflect, among other things, the 1 for 40 reverse split and simultaneous increase of the authorized shares to reflect a post-Closing authorized capitalization of 301,000,000 shares consisting of 300,000,000 shares of Common Stock $0.01 par value and 1,000,000 shares of Preferred Stock $1.00 par value (attached herein as Annex G). As of the date hereof, (i) 6,028,000 shares of KPCG Common Stock are issued and outstanding, (ii) Two (2) shares of KPCG Series A Super Voting Preferred Stock are issued and outstanding but will be exchanged, concurrent with the Closing, for 2,138,617 shares of post merger KPCG Common Stock and (iii) no shares of capital stock of KPCG are held by KPCG in its treasury. The reverse split and issuance of the New Shares will create a post-merger aggregate capitalization of Twelve Million Seven Hundred Twenty Thousand and Fifty One Shares (12,720,051) of Common Stock. All of the shareholders (and the number of shares held by same) of the issued and outstanding shares of the KPCG capital stock are listed on Annex A hereto. Except as set forth above and on Annex A, no shares of capital stock or other voting securities of KPCG were issued, reserved for issuance or outstanding. All outstanding shares of KPCG Common Stock are, and all shares that may be issued in connection with the Transaction Documents will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Business Corporation Law of the State of New York, the KPCG Charter, the KPCG Bylaws or any Contract to which KPCG is a party or otherwise bound.  There are not any bonds, debentures, notes or other indebtedness of KPCG having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of capital stock of KPCG may vote ("Voting KPCG Debt").  There are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock based performance units, commitments, Contracts, arrangements or undertakings of any kind to which KPCG is a party or by which it is bound (i) obligating KPCG to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, KPCG or any Voting KPCG Debt, (ii) obligating KPCG to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of KPCG.   There are not any outstanding contractual obligations of KPCG to repurchase, redeem or otherwise acquire any shares of capital stock of KPCG.   KPCG is not a party to any agreement granting any securityholder of KPCG the right to cause KPCG to register shares of the capital stock or other securities of KPCG held by such securityholder under the Securities Act.  The L gacy stockholder list will be ordered from the transfer agent and provided to PSI as soon as possible.

4.4.     Authority; Execution  and  Delivery;  Enforceability.    KPCG  has  all  requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions contemplated herein. The execution and delivery by KPCG of this Agreement and the consummation by KPCG of the Transactions have been duly authorized and approved by the board of directors of KPCG, and no other corporate proceedings on the part of KPCG are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of KPCG, enforceable against KPCG in accordance with the terms hereof.

4.5.          No Conflicts; Consents.

(a)      The execution and delivery by KPCG of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, contravene, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of KPCG under, any provision of (i) the KPCG Charter or KPCG Bylaws, (ii) any material Contract to which KPCG is a party or to which any of its properties or assets is subject or (iii)   any material Order or material Law applicable to KPCG or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a KPCG Material Adverse Effect.

(b)      No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to KPCG in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

4.6.     Taxes.  K.PCG has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it (other than for the current year), and all such Tax Returns are true, complete and accurate.  All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid. KPCG is unaware of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction relating to all such Tax Returns, and the pre-closing officers of KPCG know of no basis for any such claim, but assume responsibility for and agree to satisfy such claims promptly should they become aware of any such outstanding obligations.

4.7.     Litigation. There is no Action against or affecting KPCG or any of its properties which (i) adversely affects or challenges the legality, validity or enforceability of either this Agreement or the New Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a KPCG Material Adverse Effect. Neither KPCG nor any director or officer (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

4.8.      Compliance with Applicable Laws.  KPCG is in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a KPCG Material Adverse Effect.  KPCG has not received any written communication during the past two years from a Governmental Entity that alleges that KPCG is not in compliance in any material respect with any applicable Law.

4.9.          SEC Documents; Undisclosed Liabilities.

(a)       With the filing of SEC Form 15-12G on May, 2005, KPCG was de-registered and since that date has not been required to file any reports/forms with the SEC.

(b)       As of the date hereof, KPCG has total outstanding liabilities not exceeding $1.000 all of which are set forth on Annex H.  KPCG has no other liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

4.10.   Transactions With Affiliates and Employees. Except as disclosed herein and in conjunction with the obligations associated with closing this Transaction, none of the officers or directors of KPCG is presently a party to any transaction with KPCG (other than for services as officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of KPCG, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.11.    Application of Takeover Protections.   KPCG has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the KPCG charter documents or the laws of New York that is or could become applicable to the Shareholder as a result of the Shareholder and KPCG fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the New Shares and the Shareholder's ownership of the New Shares.

4.12.    Certain Registration Matters.  KPCG has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of KPCG registered with the SEC or any other governmental authority.

4.13.    Brokers.   No  broker, investment banker, financial advisor or other  person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of KPCG.

ARTICLE V
Conditions to Closing

5.1.     Reverse Split of Shares ofKPCG Common Stock; Surrender of Series A Shares. Concurrent with the Closing, the officers of KPCG will affect a 1 for 40 reverse split of the stock reducing the common stock outstanding to 150,700, and the holder(s) ofthe  PSI Common Stock shall have surrendered their shares for conversion consistent with the requirements of this Agreement.

5.2.      KPCG Payables.  Concurrent with the Closing, KPCG shall have paid all known liabilities of KPCG listed on Annex H.  The pre-closing officers of KPCG agree to satisfy and assume responsibility for the payment of any additional liabilities not identified on Annex H.

5.3.      Statement of Designations. KPCG shall have filed the Statement of Designations with the New York Secretary of State.

5.4.     Other  Conditions  Precedent  to  the  Shareholder  and  PSI  Obligations.    The obligations of the Shareholder and PSI to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by PSI and the Shareholder in writing.

(a)      Representations and Covenants. The representations and warranties of KPCG contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  KPCG shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by KPCG on or prior to the Closing Date. KPCG shall have delivered to the Shareholder and PSI a certificate, dated the Closing Date, to the foregoing effect.

(b)       No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since March 1, 2011,which has had or is reasonably likely to cause a KPCG Material Adverse Effect. Notwithstanding the above, the Parties agree and acknowledge that at the time of the Closing, KPCG will have no liabilities exceeding $1,000.00.

(c)       Secretary's Certificate.  KPCG shall have delivered to PSI and the Shareholder a certificate, signed by its Secretary or other authorized officer, certifying that the copies of the KPCG  Charter, KPCG  Bylaws  and  resolutions  of  its  Board  of  Directors  attached  to  the certificate and approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(d)       Good  Standing  Certificate.     KPCG  shall  have  delivered  to  PSI  and  the Shareholder a certificate of good standing of KPCG dated within seven (7) days of Closing issued by the Secretary of State of New York.

(e)       Appointments.  KPCG shall have delivered to PSI and the Shareholder evidence of the election of the following persons as executive officers and directors ofKPCG, effective as of the Closing:

Name                                                                        Title

Michael Gorton                                                      Chairman & CEO

(f)        Issuance of Stock Certificates. KPCG shall deliver to the Shareholder and Pegasus Funds, LLC (or its Permitted Assignees) stock certificates representing the New Shares required to be issued to each shareholder in accordance with this Agreement.

5.5.      Other Conditions Precedent to KPCG Obligations.  The obligations of KPCG to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by KPCG in writing.

(a)       Representations and Covenants.   The representations and warranties of the Shareholder and PSI contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholder and PSI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholder and PSI on or prior to the Closing Date.    PSI    shall have delivered to KPCG a certificate, dated the Closing Date, to the foregoing effect.

(b)       No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since March 1, 2011, which has had or is reasonably likely to cause a PSI Material Adverse Effect.

(c)       Secretary's Certificate. PSI shall have delivered to KPCG a certificate, signed by its Secretary (or authorized director or officer), certifying that the copies of the PSI Charter, PSI Bylaws, and resolutions of its Board of Directors  attached to the certificate and approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(d)      Transfer Documents.   The Shareholder shall have delivered a duly executed assignment representing its PSI Shares in the form set forth on Annex D.

5.6.     Termination. If all of the conditions precedent to the obligations of the Parties as set forth in this Article V have not been fulfilled on or before May 15, 2011, either PSI, the Shareholders or KPCG may terminate this Agreement; provided, however, that no Party hereto may terminate this Agreement if the failure of a condition precedent to be fulfilled is the result of the breach of such Party of its obligations hereunder.

ARTICLE VI
Covenants

6.1.     Public Announcements.   KPCG and  PSI will consult with each other before issuing, and provide each other the opportunity to review and comment upon, the initial press releases or other public statements with respect to this Agreement and the Transaction. Thereafter, the press releases and announcements will be the sole responsibility of the PSI management team.

6.3.     Fees and Expenses.   All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

6.4.     Continued Efforts.  Each Party shall use commercially reasonable efforts to (i) take all action reasonably necessary to consummate the Transactions, and (ii) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

ARTICLE VII
Miscellaneous

7.1.      Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Kupper Parker Communication Group, to:

5956 Sherry Lane, Suite 1620
Dallas, TX 75225
Attn: William B.  Glenn Jr., CEO

If to Principal Solar, to:
15851 Dallas Pkwy Suite 600
Addison, TX  7500
Attn: Michael Gorton, President

If to the Shareholder, to:

C/O
Principal Solar, Inc.
15851 Dallas Pkwy Suite 600
Addison, TX  75001
Attn: Michael Gorton, President and CEO

7.2.     Amendments; Waivers; No Additional Consideration.    No provlSlon of this Agreement may be waived or amended except in a written instrument signed by PSI, KPCG and the Shareholders.   No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.3.      Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholder, KPCG and PSI will be entitled to specific performance under this Agreement.   The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.4.     Interpretation.     When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

7.5       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

7.6.     Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

7.7.     Entire Agreement; Third Party Beneficiaries.  This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (ii) is not intended to confer upon any person other than the Parties any rights or remedies.

7.8.     Governing Law.    This  Agreement  shall  be  governed  by,  and  construed  in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.9.     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties.  Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

ARTICLE VIII
Certain Definitions

As used herein, the following terms shall have the following meanings

"Action"  means any action, suit, inquiry, notice of violation, proceeding (including  any partial proceeding such as a deposition) or investigation  pending or threatened in writing before or by any court, arbitrator, governmental  or administrative  agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"KPCG Bylaws" means the Bylaws ofKPCG, as amended to the date of this Agreement.

"KPCG Charter" means the Articles of Incorporation ofKPCG, as amended to the date of this Agreement.

"Consent" means any material consent, approval, license, permit, order or authorization. "Contract" means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Governmental Entity" means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

"Law" means any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree.

"Lien" means any lien, security interest, pledge, equity and claim of any kind, voting trust, stockholder agreement and other encumbrance.

"SEC" means the Securities and Exchange Commission. "Securities Act" means the Securities Act of 1933, as amended.

"Tax Return" means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

"Taxes" means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state,

foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

"Transaction" and "Transaction Documents" mean, respectively, the actions to be taken by the Parties in order to accomplish the purposes of this Agreement, and any and all documents or agreements executed in connection therewith.

"PSI Bylaws" means the Bylaws of PSI as amended to the date of this Agreement.

"PSI Charter" means the Articles of Incorporation of PSI, as amended to the date of this Agreement.

[signatures on following pages]

IN WITNESS WHEREOF, the Parties hereto have caused this Exchange Agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.

Kupper Parker Communications  Inc.

By: /s/ William B. Glenn Jr.
William B. Glenn Jr.
CEO & Director

Principal Solar

By: /s/ Michael Gorton
       Michael Gorton
       President and CEO

By: /s/ Robert Shuey
       Pegasus Funds, LLC
       Robert Shuey III
       Managing Director

ANNEX A
PSI Shareholders

B-1

ANNEX B
[List of Pegasus Permitted Assignees]

ANNEX C

ASSIGNMENT AGREEMENT

Pegasus Funds, LLC

Gentlemen:

Reference is made to that certain Exchange Agreement ("Exchange Agreement"), by and among Kupper Parker Communications Inc., a New York corporation ("KPCG"), Principal Solar, a Texas corporation ("PSI"), and you.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Exchange Agreement. As set forth in the Exchange Agreement, you have agreed to transfer and assign    shares of KPCG' Common Stock to the undersigned (the "Permitted Assignee").

The Permitted Assignee acknowledges, warrants and represents to you and PSI as follows:

1.       Purchase Entirely for Own Account.  The Permitted Assignee is acquiring the KPCG Common Stock proposed to be acquired hereunder, for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Permitted  Assignee has no  present intention of  selling  or  otherwise distributing the KPCG Common Stock, except as set forth herein or otherwise in compliance with applicable securities laws.

2.       Available Information.  The Permitted Assignee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in KPCG.

3.       Restricted Securities. The Permitted Assignee understands that the New Shares have not been registered under the Securities Act and are therefore characterized as "restricted securities" under the Securities Act.   The issuance of the New Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The Permitted Assignee further acknowledges that if the New Shares are issued to the Permitted Assignee in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of  an  exemption therefrom.   The Permitted  Assignee represents that  it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.       Legends.   The Permitted Assignee hereby agrees with KPCG that the KPCG Common Stock will bear the following legend or one that is substantially similar to the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS  AND  HAVE  BEEN  ACQUIRED  FOR  INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

5.       Accredited Investor.  The Permitted Assignee is an "accredited investor" within the meaning of Rule 501 under the Securities Act, and the Permitted Assignee was not organized for the specific purpose of acquiring the New Shares.

6.       Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors or assigns of the parties hereto.

EXECUTED this        day of                     , 2011.

Signature of Permitted Assignee:

Printed Name of Permitted Assignee: ________________________________

Address:____________________________
City:___________________State:_________Zip:______________________

Phone #:. __________________________Fax#:_________________

ANNEX D

ASSIGNMENT AGREEMENT

Principal Solar

Gentlemen:

Reference is made to that certain Exchange Agreement ("Exchange Agreement"), by and among Kupper Parker Communications, Inc. ("KPCG"), Principal Solar, a Texas corporation ("PSI"), and you.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Exchange Agreement.   As set forth in the Exchange Agreement, you have agreed to transfer and assign                        shares of PSI to the undersigned (the "Permitted Assignee").

The Permitted Assignee acknowledges, warrants and represents to you and PSI as follows:

1.       Purchase Entirely for Own Account.  The Permitted Assignee is acquiring the KPCG Common Stock proposed to be acquired hereunder, for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Permitted Assignee has  no  present intention of  selling or otherwise distributing the KPCG Common Stock, except as set forth herein or otherwise in compliance with applicable securities laws.

2.       Available Information.  The Permitted Assignee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in KPCG.

3.       Restricted Securities. The Permitted Assignee understands that the New Shares have not been registered under the Securities Act and are therefore characterized as "restricted securities" under the Securities Act.   The issuance of the New Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The Permitted Assignee further acknowledges that if the New Shares are issued to the Permitted Assignee in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an  exemption therefrom.    The  Permitted Assignee  represents that  it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.       Legends.   The Permitted Assignee hereby agrees with KPCG that the KPCG Common Stock will bear the following legend or one that is substantially similar to the following legend:

C-1

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS  AND  HAVE  BEEN  ACQUIRED  FOR  INVESTMENT  AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO ORAN  OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

5.       Accredited Investor.  The Permitted Assignee is an "accredited investor" within the meaning of Rule 501 under the Securities Act, and the Permitted Assignee was not organized for the specific purpose of acquiring the New Shares.

6.       Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors or assigns of the parties hereto.

EXECUTED this        day of                     , 2011.

Signature of Permitted Assignee:

Printed Name of Permitted Assignee: ________________________________

Address:____________________________
City:___________________State:_________Zip:______________________

Phone #:. __________________________Fax#:_________________

C-2

ANNEX E

Articles & Bylaws KPCG

D-3